EXHIBIT 32.1

CERTIFICATIONS
of the Chief Executive Officer
and Chief Financial Officer
Pursuant to 18 U.S.C. § 1350

I, Richard H. Lewis, Chief Executive Officer of Prima Energy Corporation (the “Company”), certify, pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, that to my knowledge:

(1)	The Quarterly Report of the Company on Form 10-Q for the period ended March 31, 2004 as filed with the Securities and Exchange Commission on the date herein (the “Report”) fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ Richard H. Lewis Richard H. Lewis Chief Executive Officer May 10, 2004

I, Neil L. Stenbuck, Chief Financial Officer of Prima Energy Corporation (the “Company”), certify, pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, that to my knowledge:

(1)	The Quarterly Report of the Company on Form 10-Q for the period ended March 31, 2004 as filed with the Securities and Exchange Commission on the date herein (the “Report”) fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ Neil L. Stenbuck Neil L. Stenbuck Chief Financial Officer May 10, 2004

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